                                                                     EXHIBIT 3.2

                                    FORM OF
                                    BY-LAWS
                                      OF
                     MARYLAND PROPERTY CAPITAL TRUST, INC.


                                   ARTICLE I
                                   ---------

                            Definitions and Offices
                            -----------------------

    1.1 Definitions  For purposes of these By-laws, the following words shall
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have the meanings set forth below:

        (a) "Articles" shall mean the Articles of Incorporation of the
             --------
Corporation, as amended from time to time.

        (b) "Affiliate" of a Person shall mean (i) any Person that, directly or
             ---------
indirectly, controls or is controlled by or is under common control with such other Person, (ii) any Person that owns, beneficially, directly or indirectly, 5% or more of the outstanding capital stock, shares or equity interests of such other Person or (iii) any officer, director, employee, partner or trustee of such other Person or any Person controlling, controlled by or under common control with such Person (excluding directors and Persons serving in similar capacities who are not otherwise Affiliates of such Person). For the purposes of this definition, the term "Person" shall mean, and includes, any natural person, corporation, partnership, association, trust, limited liability company or any other legal entity. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

        (c) "Corporation" shall mean Maryland Property Capital Trust, Inc.
             -----------

        (d) "Equity Stock" shall mean the common stock, par value $.01 per
             ------------
share, and the preferred stock, par value $.01 per share, of the Corporation.

        (e) "Public Announcement" shall mean: (i) disclosure in a press release
             -------------------
reported by the Dow Jones News Service, Associated Press or other similar national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K) or (iii) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report.

        (f) "MGCL" shall mean the Maryland General Corporation Law, as amended
             ----
from time to time.

    1.2 Principal Office.  The principal office of the Corporation shall be
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located at such place or places as the Board of Directors may designate.

    1.3 Additional Offices.  The Corporation may have additional offices at such
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places as the Board

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of Directors may from time to time determine or the business of the Corporation may require.


                                  ARTICLE II
                                  ----------

                           Meetings of Stockholders
                           ------------------------

    2.1 Places of Meetings.  All meetings of the stockholders shall be held at
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such place, either within or without the State of Maryland but within the United
States, as from time to time may be fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which place may subsequently be changed at any time by vote of the Board of Directors.

    2.2 Annual Meetings.  The annual meeting of the stockholders, for the
        ---------------
election of Directors and transaction of such other business as may come properly before the meeting, shall be held at such date and time as shall be determined by a majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which date and time may subsequently be changed at any time by vote of the Board of Directors. If no annual meeting has been held for a period of thirteen months after the Corporation's last annual meeting of stockholders, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

    At any annual meeting of stockholders or any special meeting in lieu of annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting. To be considered as properly brought before an annual meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of stock of the Corporation entitled to vote at such annual meeting who complies with the requirements set forth in Section 2.9.

    2.3 Special Meetings.  Except as otherwise required by law and subject to
        ----------------
the rights, if any, of the holders of any series of preferred stock of the Corporation, special meetings of the stockholders may be called only by the President or the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law. Special meetings of stockholders shall also be called by the secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting.

    2.4 Notice of Meetings; Adjournments.  A written notice of each annual
        --------------------------------
meeting stating the hour, date and place of such annual meeting shall be given by the Secretary or an Assistant Secretary of the Corporation (or other person authorized by these By-laws or by law) not less than 10 days nor more than 90 days before the annual meeting, to each stockholder entitled to vote thereat and to each stockholder who, by

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law or under the Articles or under these By-laws, is entitled to such notice, by personally delivering such notice to him or her, by leaving such notice at his or her residence or usual place of business or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the stock transfer books of the Corporation. Such notice shall be deemed to be delivered when hand-delivered to such address or deposited in the mail so addressed, with postage prepaid.

    Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

    Notice of an annual meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of stockholders need be specified in any written waiver of notice.

    The Board of Directors may postpone and reschedule any previously scheduled annual meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to this Section 2.4
or otherwise.   In no event shall the Public Announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder's notice under
Section 2.9 of these By-laws.

    When any meeting is convened, the presiding officer of the meeting may adjourn the meeting if (a) no quorum is present for the transaction of business,
(b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors determines has not been made sufficiently or timely available to stockholders or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any annual meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting, other than an announcement at the meeting at which the adjournment is taken, of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is
                                --------  -------
for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Articles or under these By-laws, is entitled to such notice.

    2.5 Quorum.  Except as otherwise required by the Articles or law, any number
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of stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that matter. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of

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enough stockholders to leave less than a quorum.

    2.6   Voting and Proxies.  Stockholders shall have one vote for each share
          ------------------
of stock entitled to vote owned by them of record according to the stock transfer books of the Corporation, unless otherwise provided by law or by the Articles. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized agent. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.

    2.7   Action at Meeting.  When a quorum is present, any matter before any
          -----------------
meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by the Articles or by these By-laws. Where a separate vote by a class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Any election by stockholders shall be determined by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors, except where a larger vote is required by law, by the Articles or by these By-laws. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a
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fiduciary capacity to the extent permitted by law.

    2.8   Stockholder List.  The officer or agent having charge of the stock
          ----------------
transfer books of the Corporation shall make, at least 10 days before every annual meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting or any adjournment thereof, in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    2.9   Stockholder Proposals.  In addition to any other applicable
          ---------------------
requirements, for business to be properly brought before an annual meeting by a stockholder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock entitled to vote at such annual meeting, such stockholder shall: (i) give timely written notice as required by this Section 2.9 to the Secretary of the Corporation and (ii) be present at such meeting, either in person or by a representative. For an annual meeting, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in
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the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60

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days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (1) the 75th day prior to the scheduled date of such annual meeting or (2) the 15th day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation.

    A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter proposed to be brought before an annual meeting: (i) a brief description of the business the stockholder desires to bring before such annual meeting and the reasons for conducting such business at such annual meeting,
(ii) the name and address, as they appear on the stock transfer books of the Corporation, of the stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the capital stock of the Corporation beneficially owned by such beneficial owners,
(v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the capital stock of the Corporation beneficially owned by such other stockholders and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

    If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder's notice does not satisfy the information requirements of this
Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the annual meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section 2.9. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder's notice does not satisfy the information requirements of this
Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this
Section 2.9, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.

    Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9, and nothing in this Section 2.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision thereof).

    2.10 Voting Procedures and Inspectors of Elections.  The Corporation shall,
         ---------------------------------------------
in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as

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are required by the MGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

    2.11 Presiding Officer.  The Chairman of the Board, if one is elected, or if
         -----------------
not elected or in his or her absence, one of the following officers shall preside at any annual meeting or special meeting of stockholders in the order stated: the President, the vice presidents in their order of rank and seniority, the Secretary, an Assistant Secretary or a person chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. Such presiding officer shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 2.4 and 2.5 of this Article II. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

                                  ARTICLE III
                                  -----------

                                   Directors
                                   ---------

    3.1 General Powers.  The business and affairs of the Corporation shall be
        --------------
managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Articles or these By-laws, all of the powers of the Corporation shall be vested in such Board.

    3.2 Number of Directors.  The number of Directors shall be as provided in
        -------------------
Article VI of the Articles. The Directors shall hold office in the manner provided in the Articles.

    3.3 Election and Removal of Directors; Quorum.
        -----------------------------------------

        (a) Directors shall be elected and removed in the manner provided for in
Article VI of the Articles.

        (b) Vacancies in the Board of Directors shall be filled in the manner provided for in Article VI of the Articles.

        (c) At any meeting of the Board of Directors, a majority of the number of Directors then in office shall constitute a quorum for the transaction of business. However, if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section
3.6 of this Article III. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

        (d) No Director need be a stockholder of the Corporation.

        (e) A Director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

    3.4 Regular Meetings.  The regular annual meeting of the Board of Directors
        ----------------
shall be held,

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

without notice other than this Section 3.4, on the same date and at the same place as the annual meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without notice other than such resolution.

    3.5 Special Meetings.  Special meetings of the Board of Directors may be
        ----------------
called, orally or in writing, by or at the request of a majority of the Directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

    3.6 Notice of Meetings.  Notice of the hour, date and place of all special
        ------------------
meetings of the Board of Directors shall be given to each Director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each Director in person, by telephone, or by facsimile, telex, telecopy, telegram, or other written form of electronic communication, sent to his or her business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if faxed, telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

    When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

    A written waiver of notice signed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Articles or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    3.7 Nominations.  Nominations of candidates for election as Directors of the
        -----------
Corporation at any annual meeting may be made only (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the stock of the Corporation entitled to vote at such annual meeting who complies with the timing, informational and other requirements set forth in this Section 3.7. Any stockholder who has complied with the timing, informational and other requirements set forth in this Section 3.7 and who seeks to make such a nomination must be, or his, her or its representative must be, present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 3.7 shall be eligible for election as Directors at an annual meeting.

    Nominations, other than those made by, or at the direction of, the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3.7. For

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an annual meeting, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the annual meeting is scheduled to be held
--------  -------
on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (x) the 75th day prior to the scheduled date of such annual meeting or (y) the 15th day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation.

    A stockholder's notice to the Secretary of the Corporation shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a Director: (1) the name, age, business address and residence address of such person; (2) the principal occupation or employment of such person; (3) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person on the date of such stockholder notice; and (4) the consent of each nominee to serve as a Director if elected. A stockholder's notice to the Secretary of the Corporation shall further set forth as to the stockholder giving such notice: (a) the name and address, as they appear on the stock transfer books of the Corporation, of such stockholder and of the beneficial owners (if any) of the capital stock of the Corporation registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s);
(b) the class and number of shares of the capital stock of the Corporation which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available and shall be earlier than the date of such stockholder notice) and on the date of such stockholder's notice; and (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

    If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this
Section 3.7 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.7 in any material respect, then such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3.7, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 3.7 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.7 in any material respect, then such nomination shall not be considered at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this
Section 3.7, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee.

    Notwithstanding anything to the contrary in the second paragraph of this
Section 3.7, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no Public Announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a stockholder's notice required by this Section 3.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such Public Announcement is first made by the Corporation.

   No person shall be elected by the stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 3.7. Election of Directors at an annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the annual meeting in accordance with the procedures set forth in this Section
3.7 shall be provided for use at the annual meeting.

   3.8  Action at Meeting and by Consent.  (a)  At any meeting of the Board of
        --------------------------------
Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Articles or by these By-laws.

        (b) Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

   3.9  Manner of Participation.  Directors may participate in meetings of the
        -----------------------
Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.

   3.10 Compensation of Directors.  By resolution of the Board of Directors,
        -------------------------
Directors may be allowed a fee for serving as a Director and a fee and expenses for attendance at a meeting of the Board, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

   3.11 Reliance.  Each Director, officer, employee and agent of the Corporation
        --------
shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a Director.

   3.12 Certain Rights of Directors, Officers, Employees or Agents.  The
        ----------------------------------------------------------
directors shall have no responsibility to devote their full time to the affairs
of the Corporation.   Any directors or officer, employee or agent of the
Corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.


                                  ARTICLE IV
                                  ----------

                                  Committees
                                  ----------


   4.1  Number, Tenure and Qualifications.  The Board of Directors may appoint
        ---------------------------------
from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other standing or special committees of the Board of Directors as it may deem advisable, composed of one two or more Directors, to serve at the pleasure of the Board of Directors. The members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

    4.2 Powers.  The Board of Directors may delegate to committees appointed
        ------
under Section 4.1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

    4.3 Meetings.  Notice of committee meetings shall be given in the same
        --------
manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

    4.4 Telephone Meetings.  Members of a committee of the Board of Directors
        ------------------
may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

    4.5 Informal Action by Committees.  Any action required or permitted to be
        -----------------------------
taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

    4.6 Vacancies.  Subject to the provisions hereof, the Board of Directors
        ---------
shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member or to dissolve any such committee.

                                   ARTICLE V
                                   ---------

                                   Officers
                                   --------

    5.1 Enumeration.  The officers of the Corporation shall consist of a
        -----------
President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Board of Directors may determine.

    5.2 Election.  At the regular annual meeting of the Board following the
        --------
annual meeting of stockholders, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

    5.3 Qualification.  No officer need be a stockholder or a Director.  Any
        -------------
person may occupy more than one office of the Corporation at any time; provided,
                                                                       --------
that such officer does not serve concurrently as both President and Vice President. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.

    5.4  Tenure.  Except as otherwise provided by the Articles or by these By-
         ------
laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

    5.5  Resignation.  Any officer may resign by delivering his or her written
         -----------
resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event; provided
                                                                        --------
however, that such resignation shall be without prejudice to the contract
-------
rights, if any, of the Corporation.

    5.6  Removal. Except as otherwise provided by law, if the Board of Directors
         -------
in its judgement finds that the best interests of the Corporation will be served, it may remove any officer by the affirmative vote of a majority of the Directors then in office; provided however, that such removal shall be without
                          -------- -------
prejudice to the contract rights, if any, of the person so removed.

    5.7  Absence or Disability. In the event of the absence or disability of any
         ---------------------
officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

    5.8  Vacancies.  Any vacancy in any office may be filled for the unexpired
         ---------
portion of the term by the Board of Directors.

    5.9  President.  The President shall, subject to the direction of the Board
         ---------
of Directors, have general supervision and control of the Corporation's business. If there is no Chairman of the Board or if he or she is absent, the President shall preside, when present, at all meetings of stockholders and of the Board of Directors. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

    5.10 Chairman of the Board.  The Chairman of the Board, if one is elected,
         ---------------------
shall preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

    5.11 Chief Executive Officer.  The Chief Executive Officer, if one is
         -----------------------
elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. If there shall be a Chief Executive Officer at any time, such officer shall have authority to take any action that the President is authorized to take.

    5.12 Vice Presidents and Assistant Vice Presidents.  Any Vice President
         ---------------------------------------------
(including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

    5.13 Treasurer and Assistant Treasurers. The Treasurer shall, subject to the
         ----------------------------------
direction of the Board of Directors and except as the Board of Directors or the President may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

    Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

    5.14 Secretary and Assistant Secretaries. The Secretary shall record all the
         -----------------------------------
proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities.

    Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

    5.15 Other Powers and Duties.  Subject to these By-laws and to such
         -----------------------
limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors, the Chairman of the Board or the President.

                                  ARTICLE VI
                                  ----------

                                     Stock
                                     -----

    6.1 Certificates.  Each stockholder shall be entitled to a certificate of
        ------------
the stock of the Corporation, which shall represent and certify the number of shares of each class held by such stockholder in the Corporation, in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation's officers, the transfer agent or the registrar may be either manual or facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion on other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge. Every certificate for shares of stock which are subject to a restriction on transfer (as provided in Article IX of the Articles) and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend (as provided in Article VII of the Articles) with respect thereto as is required by law.

    6.2 Lost, Destroyed and Mutilated Certificates.  Holders of the shares of
        ------------------------------------------
the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

    6.3 Transfer of Stock.  Subject to the restrictions on transfer of stock
        -----------------
described in Article IX of the Articles, shares of stock of the Corporation shall be transferable or assignable only on the stock transfer books of the Corporation by the holder in person or by attorney upon surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or, if sought to be transferred by attorney, accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signatures as the Corporation or its transfer agent may reasonably require.

    6.4 Record Holders.  Except as may otherwise be required by law, by the
        --------------
Articles or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

    It shall be the duty of each stockholder to notify the Corporation of his or her postal address and any changes thereto.

    6.5 Record Date.  In order that the Corporation may determine the
        -----------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than ninety nor less than ten days before the date of such meeting and (b) in the case of any other action, shall not be more than ninety days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                 ARTICLE VII
                                 -----------

                                Indemnification
                                ---------------

    7.1 Indemnification.  To the maximum extent permitted by Maryland law in
        ---------------
effect from time to time, the Corporation (which, for the purpose of this Article VII, shall include predecessor entities of the Corporation) shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director, trustee or officer, employee, agent or shareholder of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

    Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the By-laws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect any act or failure to act which occurred prior to such amendment, repeal or adoption.

    7.2 Contractual Nature of Rights.  The foregoing provision of this Article
        ----------------------------
VII shall be deemed to be a contract between the Corporation and each Director and officer entitled to the benefits hereof at any time while this Article VII is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of expenses hereunder by a Director or officer is not paid in full by the Corporation within (a) 60 days after the receipt by the Corporation of a written claim for indemnification or (b) in the case of a Director, 10 days after the receipt by the Corporation of documentation of expenses and the required undertaking, such Director or officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification or, in the case of a Director, advancement of expenses, under this Article VII shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible. It is the parties' intention that if the Corporation contests any Director's, officer's or employee's right to indemnification, the question of such Director's, officer's or employee's right to indemnification shall be for the court to decide, and neither the failure of the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of such Director, officer or employee is proper in the circumstances because the Director, officer or employee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that the Director, officer or employee has not met such applicable standard of conduct, shall create a presumption that such Director, officer or employee has or has not met the applicable standard of conduct.

    7.3 Non-Exclusivity of Rights.  The rights to indemnification and
        -------------------------
advancement of expenses set forth in this Article VII shall not be exclusive of any other right which any Director, officer or employee may have or hereafter acquire under any statute, provision of the Articles or these By-laws, agreement, vote of stockholders or disinterested Directors or otherwise.

    7.4 Partial Indemnification.  If any Director, officer or employee is
        -----------------------
entitled under any provision of these By-laws to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such Director, officer or employee for the portion of such expenses, judgments, fines or penalties to which such Director, officer or employee is entitled.

    7.5 Mutual Acknowledgment.  By accepting any potential benefits under this
        ---------------------
Article VII each Director, officer or employee acknowledges that in certain instances, Federal law or applicable public policy may prohibit the Corporation from indemnifying its Directors, officers and employees under these By-laws or otherwise. The Director, officer or employee understands and acknowledges that the Corporation has undertaken and may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify Director, officer or employee.

    7.6 Insurance.  The Corporation may maintain insurance, at its expense, to
        ---------
protect itself and any Director, officer or employee against any liability of any character asserted against or incurred by the Corporation or any such Director, officer or employee, or arising out of any such person's corporate status, whether or not the Corporation would have the power to indemnify such person against such liability under the MGCL or the provisions of this Article VII.

                                 ARTICLE VIII
                                 ------------

                           Miscellaneous Provisions
                           ------------------------

    8.1 Seal.  The seal of the Corporation shall consist of a flat-faced
        ----
circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation. The Board of Directors shall have the power to adopt and alter the seal of the Corporation.

    8.2 Fiscal Year.  The fiscal year of the Corporation shall be a calendar
        -----------
year or as may otherwise be fixed by the Board of Directors.

    8.3 Checks, Notes and Drafts.  Checks, notes, drafts and other orders for
        ------------------------
the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

    8.4 Execution of Instruments.  All deeds, leases, transfers, contracts,
        ------------------------
bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or Executive Committee may authorize.

    8.5 Resident Agent.  The Board of Directors may appoint a resident agent
        --------------
upon whom legal process may be served in any action or proceeding against the Corporation.

    8.6 Corporate Records.  The original or attested copies of the Articles, By-
        -----------------
laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Maryland and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

    8.7 Amendment of By-laws.  Except as provided otherwise by law, these By-
        --------------------
laws may be amended or repealed solely by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

    8.8 Voting of Stock Held.  Unless otherwise provided by resolution of the
        --------------------
Board of Directors or of the Executive Committee, if any, the Chairman of the Board, if one is elected, the President or the Treasurer may from time to time waive notice of and act on behalf of this Corporation, or appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chairman of the Board, if one is elected, the President or the Treasurer shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the Chairman of the Board, if one is elected, the President or the Treasurer may himself or herself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

Adopted and effective as of ____________, 1999.